Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2018	2017	% Change	2018	2017	% Change
Southern Company –
Operating Revenues	$5,627	$5,430	3.6%	$11,999	$11,202	7.1%
Earnings (Loss) Before Income Taxes	(266)	(1,935)	N/M	784	(957)	N/M
Net Income (Loss) Available to Common	(154)	(1,381)	N/M	784	(723)	N/M

Alabama Power –
Operating Revenues	$1,503	$1,484	1.3%	$2,976	$2,866	3.8%
Earnings Before Income Taxes	326	386	(15.5)%	636	689	(7.7)%
Net Income Available to Common	259	230	12.6%	484	403	20.1%

Georgia Power –
Operating Revenues	$2,048	$2,048	—%	$4,008	$3,880	3.3%
Earnings (Loss) Before Income Taxes	(539)	551	N/M	(94)	971	N/M
Net Income (Loss) Available to Common	(396)	347	N/M	(44)	607	N/M

Gulf Power –
Operating Revenues	$344	$357	(3.6)%	$692	$707	(2.1)%
Earnings Before Income Taxes	31	61	(49.2)%	87	95	(8.4)%
Net Income Available to Common	42	35	20.0%	84	53	58.5%

Mississippi Power –
Operating Revenues	$297	$303	(2.0)%	$598	$575	4.0%
Earnings (Loss) Before Income Taxes	60	(2,934)	N/M	49	(2,981)	N/M
Net Income (Loss) Available to Common	46	(2,054)	N/M	39	(2,074)	N/M

Southern Power –
Operating Revenues	$555	$529	4.9%	$1,064	$979	8.7%
Earnings (Loss) Before Income Taxes	(28)	66	(142.4)%	(12)	78	(115.4)%
Net Income Available to Common	22	82	(73.2)%	143	151	(5.3)%

Southern Company Gas –
Operating Revenues	$730	$716	2.0%	$2,369	$2,276	4.1%
Earnings Before Income Taxes	24	80	(70.0)%	407	468	(13.0)%
Net Income (Loss) Available to Common	(31)	49	N/M	248	288	(13.9)%

N/M - not meaningful

Notes

- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.